Exhibit (3).3
                                BYLAWS

                                  OF

                              SAB NEWCO, INC.




                              TABLE OF CONTENTS

                                 BYLAWS

                                   OF

                              SAB NEWCO, INC.


ARTICLE I

         OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1


ARTICLE II

         MEETINGS OF STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . .1


ARTICLE III

         DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
         MEETINGS OF THE BOARD OF DIRECTORS. . . . . . . . . . . . . . . .4
         COMMITTEES OF DIRECTORS . . . . . . . . . . . . . . . . . . . . .5
         COMPENSATION OF DIRECTORS . . . . . . . . . . . . . . . . . . . .5
         DIRECTOR EMERITUS . . . . . . . . . . . . . . . . . . . . . . . .6


ARTICLE IV

         NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6


ARTICLE V

         OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
         CHAIRMAN OF THE BOARD . . . . . . . . . . . . . . . . . . . . . .7
         VICE CHAIRMAN OF THE BOARD. . . . . . . . . . . . . . . . . . . .7
         CHIEF EXECUTIVE OFFICER . . . . . . . . . . . . . . . . . . . . .7
         PRESIDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
         EXECUTIVE VICE-PRESIDENT AND VICE-PRESIDENT . . . . . . . . . . .8
         THE SECRETARY AND ASSISTANT SECRETARIES . . . . . . . . . . . . .8
         THE TREASURER AND ASSISTANT TREASURERS. . . . . . . . . . . . . .9


ARTICLE VI

         CERTIFICATES OF STOCK . . . . . . . . . . . . . . . . . . . . . 10
         LOST CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . 10
         TRANSFERS OF STOCK. . . . . . . . . . . . . . . . . . . . . . . 10
         FIXING RECORD DATE. . . . . . . . . . . . . . . . . . . . . . . 11
         REGISTERED STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . 11


ARTICLE VII

         GENERAL PROVISIONS                              DIVIDENDS . . . 11
         ANNUAL STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . 12
         CHECKS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         SEAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12


ARTICLE
VIII


         AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 12


                                 BYLAWS

                                    OF
                              SAB NEWCO, INC.


                                 ARTICLE I

                                 OFFICES


         SECTION 1. The registered office shall be established and maintained in the City of Mobile, County of Mobile, State of Alabama.

         SECTION 2. The principal office shall be in the City of Mobile, County of Mobile, State of Alabama. The corporation may also have offices at such other places both within and without the State of Alabama as the board of directors may from time to time determine or the business of the corporation may require.


                                ARTICLE II
                         MEETINGS OF STOCKHOLDERS

         SECTION 1.
All regular annual meetings of the stockholders shall be held in the City of Mobile, State of Alabama, at such place as may be fixed by the board of directors or at such place either within or without the State of Alabama as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Alabama, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. Annual meetings of stockholders, commencing with the year 1997, shall be held on the second Thursday of May if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect by a plurality vote by written ballot a board of directors, and transact such other business as may properly be brought before the meeting.

         SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         SECTION 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.



         SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the board of directors or by a majority of the board of directors or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or in the bylaws of the corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

         SECTION 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided herein, by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision herein, of the statutes or of the articles of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         SECTION 10. Unless otherwise provided in the articles of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after eleven months from its date, unless the proxy provides for a longer period.

         SECTION 11. All stockholder actions must be taken at either a duly called special or annual meeting and may not be taken without such meeting.


                                ARTICLE III
                                 DIRECTORS

         SECTION 1. The number of directors which shall constitute the whole board shall not be less than three nor more than twenty-five. The board at the time these bylaws become effective shall consist of three directors.
Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified, unless sooner displaced. Directors need not be stockholders. No person shall be eligible for election as a director if he will be over 70 years of age during the calendar year of election, except that the board may, by majority vote, permit the nomination and election of one or more directors without regard to such age limitation in connection with any merger, acquisition or other similar transaction in which such otherwise ineligible director is a director of the company acquired by or merged into the corporation.

         SECTION 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), a court of competent jurisdiction may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         SECTION 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.


                    MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Alabama.

         SECTION 5. The first meeting of each newly elected board of directors shall be held within one month following the annual meeting of the stockholders at which the board was elected, unless a different time and place for such board meeting shall be fixed by the vote of the stockholders at the annual meeting. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         SECTION 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         SECTION 7. Special meetings of the board may be called by the chief executive officer on three days' notice to each director, either personally, by telephone, by mail or by telegram; special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of at least 25% of the directors.

         SECTION 8. At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided herein, by statute or by the articles of incorporation.
If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 9. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         SECTION 10. Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


                          COMMITTEES OF DIRECTORS

         SECTION 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to authorizing distributions, approving or proposing to shareholders action that requires shareholder approval, filling vacancies on the board of directors or on any of its committees, amending the articles of incorporation, adopting, amending or repealing bylaws, approving a plan of merger not requiring shareholder approval, authorizing or approving reacquisition of shares, except according to a formula or method prescribed by the board of directors, or authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         SECTION 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


                         COMPENSATION OF DIRECTORS

         SECTION 13. The board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.


                             DIRECTOR EMERITUS

         SECTION 14. The stockholders or the board of directors may from time to time elect one or more persons as Director Emeritus of the corporation. Such title shall be honorary and shall not entitle its holder to a vote on any matter presented to the board of directors.


                                ARTICLE IV
                                  NOTICES

         SECTION 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

         SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                 ARTICLE V
                                 OFFICERS

         SECTION 1. The officers of the corporation who shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders may be a chairman of the board, a vice-chairman of the board, a chief executive officer, a president, an executive vice-president, a vice-president, a secretary and a treasurer. The board of directors may also choose from time to time one or more executive vice-presidents, vice-presidents, assistant secretaries and assistant treasurers, each of whom shall also be an officer of the corporation. Any number of offices may be held by the same person unless the articles of incorporation otherwise provide.

         SECTION 2. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         SECTION 3. The salaries of all officers and agents of the corporation whose annual salaries exceed $50,000.00 shall be fixed by the board.

         SECTION 4. The officers of the corporation shall hold office until their successors are chosen and qualify, except that any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board. Any vacancy occurring in any office of the corporation may be filled by the board of directors.


                           CHAIRMAN OF THE BOARD

         SECTION 5. The chairman of the board shall preside at all meetings of the board. He shall have such further powers and duties as may, from time to time be prescribed for him by the board.


                        VICE-CHAIRMAN OF THE BOARD

         SECTION 6. In the absence or disability of the chairman of the board, his powers and duties shall temporarily devolve upon the vice-chairman of the board who shall exercise all powers and duties of the chairman during such absence or disability or until the office of chairman shall be filled. He shall have such further powers and duties as may from time to time be prescribed for him by the board or chief executive officer.


                          CHIEF EXECUTIVE OFFICER

         SECTION 7. The chief executive officer shall preside at all meetings of the stockholders and shall have general and active management of the business of the corporation and shall supervise the carrying out of policies adopted or approved by the board of directors. Except as otherwise required by law or the board of directors or the bylaws of the corporation, he shall exercise supervision over and prescribe the powers and duties of all other officers, except chairman of the board, and employees of the corporation, either directly or through such officer or officers as he may designate, and shall fix the compensation of each officer and employee whose annual salary is not in excess of $50,000.00.


         SECTION 8. In the absence or the disability of the chief executive officer, his powers and duties shall temporarily devolve upon the next officer in the line of succession who is available and not disabled, such line of succession being chairman of the board, vice-chairman of the board, president, executive vice-presidents (in the order of their election to such office) and vice-presidents (in the order of their election to such office). The appropriate officer in said line of succession shall exercise all powers and duties of the chief executive officer during his absence or disability or until the office of chief executive officer shall be filled.


                                 PRESIDENT

         SECTION 9. The President shall have such powers and duties as may from time to time be prescribed for him by the board or the chief executive officer.

         SECTION 10. In addition to the chief executive officer, he shall also have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed or executed and except where the signing and the execution thereof shall be expressly delegated by the board of directors or the chief executive officer to some other officer or agent of the corporation.


                         EXECUTIVE VICE-PRESIDENT
                            AND VICE-PRESIDENT

         SECTION 11. An executive vice-president or a vice-president shall have such powers and duties as may from time to time be prescribed for him by the board or the chief executive officer.


                  THE SECRETARY AND ASSISTANT SECRETARIES

         SECTION 12. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board or the chief executive officer. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         SECTION 13. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board or the chief executive officer may from time to time prescribe.


                  THE TREASURER AND ASSISTANT TREASURERS

         SECTION 14. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board or the chief executive officer.

         SECTION 15. He shall disburse the funds of the corporation as may be ordered by the board of directors or the chief executive officer, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, at its regular meetings, or when the chief executive officer or the board so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         SECTION 16. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         SECTION 17. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board or the chief executive officer may from time to time prescribe.


                                ARTICLE VI
                           CERTIFICATES OF STOCK

         SECTION 1. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the chairman of the board of directors or the vice-chairman of the board of directors or the president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

         SECTION 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


                             LOST CERTIFICATES

         SECTION 3. The board of directors may direct a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                                TRANSFERS OF
                                    STOCK


         SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                               FIXING RECORD DATE

         SECTION 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


                            REGISTERED STOCKHOLDERS

         SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Alabama.


                                  ARTICLE VII
                               GENERAL PROVISIONS
                                   DIVIDENDS

         SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

         SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.



                                ANNUAL STATEMENT

         SECTION 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


                                     CHECKS

         SECTION 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.


                                  FISCAL YEAR

         SECTION 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                                      SEAL

         SECTION 6. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Alabama." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII
                                   AMENDMENTS

         SECTION 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.